EXHIBIT D

                                 LEIDY HUB, INC.
                                  BALANCE SHEET
                                   (UNAUDITED)


                                                        At September 30, 1998
                                                        ---------------------

ASSETS
Current Assets:
  Cash                                                        $   86,019
  Notes Receivable - Associated Companies                        700,000
  Accounts Receivable - Associated Companies                       3,282
  Prepayments                                                      6,241
                                                              ----------
Total Current Assets                                             795,542
                                                              ----------

Property, Plant & Equipment                                        3,208
  Less:  Reserve for DDA                                          (3,171)
                                                               ---------
Net Property, Plant & Equipment                                       37
-------------------------------                                ---------

Other Assets:
  Investment in Ellisburg-Leidy
   Northeast Hub Co.                                             136,850
  Investment in Enerchange                                             -
  Other Deferred Debits                                            1,873
                                                              ----------
Total Other Assets                                               138,723
                                                              ----------

Total Assets                                                  $  934,302
                                                              ==========

LIABILITIES & STOCKHOLDERS EQUITY Capital Stock $1 Par:
  Authorized 4,000 shares issued
   and outstanding                                            $    4,000
  Paid-in-Capital                                              1,364,500
  Retained Earnings                                             (653,722)
                                                              ----------
Total Stockholders Equity                                        714,778
                                                              ----------

Current & Accrued Liabilities:
  Accounts Payable - Assoc. Companies                             16,116
  Federal Income Taxes Payable                                    85,184
  Other Accruals                                                   2,585
                                                              ----------
Total Current & Accrued Liabilities                              103,885
                                                              ----------

Accumulated Deferred Income Taxes                                115,639
                                                              ----------

Total Liabilities & Equity                                    $  934,302
                                                              ==========